UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136484

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-96879

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-82353

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-06629

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-03683

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-53659

UNDER

THE SECURITIES ACT OF 1933

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2271897
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Two Seaport Lane Suite 1300 Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

1999 Equity Incentive Plan

1996 Equity Incentive Plan

Equity Incentive Plan

Non-Employee Directors Stock Compensation Plan

(Full Title of the Plan)

Brian A. Berube, Esq.

Senior Vice President and General Counsel

Two Seaport Lane

Suite 1300

Boston, MA 02210

(Name and address of agent for service)

617-345-0100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

Cabot Corporation (the “Registrant”) is filing this Post-Effective to each of the below Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statements. The shares are being deregistered and the Registration Statements are being terminated because the plans referenced below have expired or been terminated.

(1) Registration Statement No. 333-136484, filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2010, registering 520,300 shares of common stock, par value $1.00 (the “Common Stock”), issuable pursuant to the 1996 Equity Incentive Plan and 84,400 shares of Common Stock issuable pursuant to the 1999 Equity Incentive Plan;

(2) Registration Statement No. 333-96879, filed with the Commission on July 22, 2002, registering 3,000,000 shares of Common Stock, issuable pursuant to the 1999 Equity Incentive Plan;

(3) Registration Statement No. 333-82353, filed with the Commission on July 6, 1999, registering 3,000,000 shares of Common Stock, issuable pursuant to the 1999 Equity Incentive Plan;

(4) Registration Statement No. 333-06629, filed with the Securities and Exchange Commission (the “Commission”) on June 21, 1996, registering 400,000 shares of Common Stock, issuable pursuant to the Non-Employee Directors Stock Compensation Plan;

(5) Registration Statement No. 333-03683, filed with the Commission on May 14, 1996, registering 2,800,000 shares of Common Stock, issuable pursuant to the 1996 Equity Incentive Plan; and

(6) Registration Statement No. 033-53659, filed with the Commission on May 16, 1994, registering 400,000 shares of Common Stock, issuable pursuant to the Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on January 14, 2015.

CABOT CORPORATION

By:	/s/ PATRICK M. PREVOST
Name:	Patrick M. Prevost
Title:	President and Chief Executive Officer

Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.